SALIENT PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

September 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$5,982
Accounts receivable	3,294
Other current assets	1,034
Total current assets	10,310
Investments:
Unconsolidated affiliates	4,659
Other	319
Goodwill	25,922
Intangible assets, net	2,046
Property and equipment, net of accumulated depreciation	88
Total assets	$43,344
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$13,238
Subordinated debt	41,414
Senior debt	16,891
Note payable	4,004
Restructuring fee payable	2,500
SBA loan	1,860
State margin taxes payable	82
Other current liabilities	95
Total current liabilities	80,084

Partners' deficit:
Partners' deficit	(36,740)
Total partners' deficit	(36,740)
Total liabilities and partners' deficit	$43,344

SALIENT PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
(In thousands)
(Unaudited)

	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
REVENUES:
Fund management and investment advisory	$7,167	$22,802
Fiduciary fee income	41	123
Private placement commissions	62	186
Total revenues	7,270	23,111
EXPENSES:
Employee compensation and benefits	1,522	11,942
Servicing and private placement fees	3,125	4,620
Professional fees	649	1,460
Travel	39	107
Advertising, marketing and public relations	22	57
Information technology and communications	708	2,223
Depreciation and amortization	20	61
Occupancy	136	375
Insurance	133	384
State margin tax	27	88
Other general and administrative	309	949
Total expenses	6,690	22,266
Net operating income	580	845
Debt modification expense	(86)	(298)
Interest expense	(414)	(1,120)
Restructuring expense	(250)	(1,750)
Equity in earnings of unconsolidated affiliates, net	346	899
Interest and dividend income	2	2
Other expense, net	(352)	(1,479)
Net loss	$(176)	$(2,901)
Total comprehensive loss	$(176)	$(2,901)

SALIENT PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL
For the Three and Nine Months Ended September 30, 2022
(In thousands)
(Unaudited)

	General Partner	Partners' Capital (Deficit)		Limited Partners	Total
		Class A	Class B
Balance, June 30, 2022	$(236)	176,293	$(212,621)	$(36,328)	$(36,564)
Net income (loss)	—	3,263	(3,439)	(176)	(176)
Balance, September 30, 2022	$(236)	179,556	$(216,060)	$(36,504)	$(36,740)

	General Partner	Partners' Capital (Deficit)		Limited Partners	Total
		Class A	Class B
Balance, December 31, 2021	$(236)	169,765	$(203,368)	$(33,603)	$(33,839)
Net income (loss)	—	9,791	(12,692)	(2,901)	(2,901)
Balance, September 30, 2022	$(236)	179,556	$(216,060)	$(36,504)	$(36,740)

SALIENT PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(Unaudited)

Nine Months Ended September 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,901)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	61
Accretion of senior debt, subordinated debt and interest paid-in-kind on subordinated debt	87
Noncash restructuring fee	1,750
Unrealized (gain) loss on other investments	(1)
Equity in earnings of unconsolidated affiliates	(899)
Debt modification costs	298
Non-cash dividends received and reinvested	(1)
Change in operating assets and liabilities:
Accounts receivable	550
Prepaid and other current assets	(149)
Accounts payable and accrued liabilities	1,932
Accrued interest	1,034
Other liabilities	(24)
State margin taxes payable	(24)
Compensation and benefits payable	965
Net cash provided by operating activities	2,678
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(7)
Purchase of investments in AFS	(300)
Proceeds from investments in unconsolidated affiliates	790
Net cash provided by investing activities	483
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment for debt modification costs	(298)
Net cash used in financing activities	(298)
NET CHANGE IN CASH AND CASH EQUIVALENTS	2,863
Cash and cash equivalents, beginning of period	3,119
Cash and cash equivalents, end of period	$5,982
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$205

SALIENT PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
1. DESCRIPTION OF THE BUSINESS
Salient Partners, L.P. ("Salient", and collectively along with its consolidated subsidiaries known as "the Partnership") is a limited partnership organized under the laws of the State of Delaware pursuant to its certificate of limited partnership dated May 1, 2003. The Partnership manages investment assets and provides advisory services to its clients through its subsidiaries. Salient Capital Management, LLC ("SCM") serves as the general partner of Salient.
Salient Advisors, L.P. ("SALP"), a Texas limited partnership, is a registered investment adviser ("RIA") under the Investment Advisers Act of 1940 (the "Advisers Act"), a commodity pool operator ("CPO"), and commodity trading advisor ("CTA") registered with the Commodity Futures Trading Commission ("CFTC").
Salient Capital Advisors, LLC ("SCA"), a Texas limited liability company, is registered as an RIA under the Advisers Act that provides investment advisory services to clients.
SALP and SCA provides investment advisory services to mutual funds ("Salient MF Trust Complex") and other investment products.
Forward Management, LLC ("FML"), a Delaware limited liability company, is an RIA under the Advisers Act that owns a limited broker-dealer subsidiary, Forward Securities, LLC ("FSL") which is registered with the Financial Industry Regulatory Authority ("FINRA"), (collectively, Forward). FML provides investment advisory services to mutual funds ("Forward MF Trust Complex") and other investment products. FML is a variable interest entity ("VIE") with Salient being the primary beneficiary.
Salient Capital, L.P. ("SCLP"), a Texas limited partnership, is registered as a broker-dealer with FINRA. SALP, SCLP and Salient Employment Services, LLC ("SESL"), a Delaware limited liability company, are all owned by Salient with a 99% ownership interest, the remaining 1% ownership interest is held by SCM, general partner of SALP, SCLP and SESL. SCLP serves as a subplacement agent for private placements.
Salient is appointed as the sole member of Salient MLP GP, LLC ("SMGL"), a Delaware limited liability company that serves as a general partner for certain fund products.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
 Basis of Presentation
The accompanying consolidated financial statements have been presented on the accrual basis of accounting in conformity with U.S. generally accepted accounting principles ("U.S. GAAP").
Principles of Consolidation
All significant intercompany balances and transactions have been eliminated. The accompanying consolidated financial statements include the accounts of Salient, SALP, SCLP, SESL, SCA, SMGL, and Forward.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and such differences may be significant.
3. REVENUE
Revenue Recognition
Revenue is measured and recognized based on the five-step process outlined in ASC 606, Revenue from Contracts with Customers. Revenue is determined based on the transaction price negotiated with the customers. Revenue is adjusted for any expense reimbursement arrangements.
Investment advisory fees are derived from providing professional services to manage client accounts. Services are satisfied over time as the services are provided and are typically based upon a percentage of the value of the client’s assets under management. Any fees collected in advance are deferred and recognized as income over the period in which services are rendered.
Fund management fees are earned for services rendered relating to fund accounting, transfer agent, administrative and/or other maintenance activities performed for sponsored investment vehicles. Fees are generally based upon a percentage of the value of the assets under management. All these services are transferred over time.
Private placement commissions are earned for referring clients in funds managed by other asset managers. Services are satisfied over time as the services are provided by the asset managers and are typically based upon a percentage of the value of the client’s assets under management. Fiduciary fees are determined based on agreements, which generally provide for fees based on a percentage of assets under management. All these services are transferred over time.
Performance fee revenues, including carried interests and performance fees related to partnership investments and separate accounts, are generated on certain management contracts when performance hurdles are achieved. Such fee revenues are recorded in operating revenues when the contractual performance criteria have been met and when it is probable that a significant reversal of revenue recognized will not occur in future reporting periods. Cash receipt of performance fees generally occurs after the performance fee revenue is earned. Given the uniqueness of each fee arrangement, performance fee contracts are evaluated on an individual basis to determine the timing of revenue recognition. Performance fees typically arise from investment management activities that were initially undertaken in prior reporting periods.
Dividend income is recorded on the ex-dividend date (net of any withholding taxes). Interest income is recorded as earned on an accrual basis and includes amortization or accretion of premiums or discounts, respectively. Royalty income is recorded as earned on an accrual basis and disclosed as other income in the consolidated statement of comprehensive loss.
4. LIQUIDITY
Salient has approximately $62.3 million in debt and interest payable to lenders as of September 30, 2022, which are due in February 2023. Refer to footnote 13, "Subsequent Events" for a discussion of the satisfaction of the Partnership’s obligation to its debt holders.
On May 25, 2022, Salient entered into a definitive agreement with Westwood Holdings Group, Inc. to sell the asset management business for an upfront payment of $35 million at closing of the transaction subject to customary adjustments, with deferred payments of up to $25 million over several years, upon satisfaction of certain revenue retention and growth targets. In conjunction, Salient also entered into a restructuring agreement with its debt and certain of its equity holders to release all liens in favor of the purchaser and receive covenants not to sue. Each of the debt holders agreed that the consummation of the sale transaction and distribution of the net proceeds from the sale as full and final satisfaction of the Partnership’s obligation to such debt holders. The transaction was consummated on November 18, 2022.
5. PARTNERS' DEFICIT
Salient has Class A and Class B Units. In accordance with the rights and preferences set forth in the Limited Partnership Agreement (the "LPA"), Class A Units have a liquidation preference that ranks superior to the Class B Units and any other equity securities. The LPA imposes transfer restrictions on certain Class B Unit holders. Class A Units accrue dividends on a cumulative basis at the rate of 8% per annum on their unreturned capital amounts and accrued unpaid yield. Dividends in the amount of $9.8 million for 2022 were accrued for Class A Unit holders. The LPA stipulates a “Return Requirement Adjustment” upon a Liquidity Event or an Event of noncompliance (as such terms are defined in the LPA) whereby a minimum return on investment is guaranteed to Class A Unit holders. Any shortfall between the calculated return and the minimum return will be made up with the grant of additional equity such that after giving effect to such increase and recalculating the Internal Rate of Return ("IRR") to the Class A Unit holders, the return requirement will be met provided any such increase in equity of Class A Units will result in dilution of Class B Unit holders only and the effective reallocation is not in excess of 10% of total Units outstanding.
The minimum return on investment includes both:
•Achieving a cumulative IRR of at least 30%; and
•Receiving IRR proceeds equal to at least two and a half times the Class A Unit holders’ capital contributions.
Such reallocation will not change the number of votes held by Class A and Class B Unit holders. The LPA also prescribes "Conversion Price Adjustments" for Class A Unit holders in certain events including the occurrence of an IPO.

The Return Requirement Adjustment and Conversion Price Adjustment features have been bifurcated from the Class A Units and have been separately accounted for as a derivative instrument.
The fair value of the derivative liability was $0 as of September 30, 2022.
The terms of the LPA provide that at any time on or after January 15, 2016, upon a redemption option exercised by Majority Class A Unit holders as defined in the LPA, Salient is required to repurchase, within one year from Salient’s receipt of such redemption option notice, all of the Class A Units at a repurchase price per unit payable in cash equal to the greater of 1) the unreturned capital contributions plus the accrued unpaid dividends and 2) fair market value as defined in the LPA. Class A Units are also redeemable either automatically or at the option of the Majority Class A Unit holders upon Events of Noncompliance or upon a Liquidity Event as such terms are defined in the LPA. The Class A Unit holders have not exercised this redemption right as of the date of the consolidated financial statements.
Pursuant to the LPA, Salient may be dissolved upon 1) approval by Salient’s Board, the Majority Summit Investors and the Majority Continuing Investors or 2) after January 15, 2017 upon the occurrence and continuance of a material breach by Salient and approval of dissolution by the Majority Summit Investors, or 3) by the entry of a judicial dissolution of Salient under the Delaware Act under which Salient was created.
Class B Units originally issued to executives of Salient may be repurchased at Salient’s option other than for termination without cause in which case Salient is required to repurchase. Optional repurchase rights are made in the following order: 1) Class B executive partners, 2) Salient and 3) Class A Unit holders all at purchase prices as provided for in the LPA. The buyouts with respect to termination of an executive are settled on a structured cash basis over a four-year period from the executive partner’s termination date.The allocation of equity between the partners is provisional based on a theoretical distribution of net assets at year end and may not be indicative of the ultimate settlement when liquidated. Since the Partnership has a deficit balance at September 30, 2022, no amounts would be distributed to the partners for book purposes as the partners have no legal requirement to make additional contributions to the Partnership.
6. GOODWILL AND INTANGIBLE ASSETS
The Partnership completed its most recent annual goodwill impairment assessment during the fourth quarter of 2021 and determined no impairment had occurred with respect to the carrying amounts of goodwill.

7. INVESTMENTS
The Partnership’s other investments portfolio is comprised of marketable securities. The following is a summary of the cumulative gross unrealized gains (losses) on other investments held as of September 30, 2022:

Investments carried at fair value are presented in the table below (in thousands):

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
September 30, 2022:
Marketable securities	$323	$4	$(8)	$319

8. EQUITY METHOD INVESTMENTS
Equity method investments, presented as investments in unconsolidated affiliates, as of September 30, 2022, are as follows (in thousands, except percentages):

	September 30, 2022
	Carrying Value	Ownership Percentage
The Salient Zarvona Energy Fund GP , L.P .	$3,089	50.000
The Salient Zarvona Energy Fund II-A, L.P	595	0.533
Broadmark Asset Management LLC	874	47.460
Sustainable Woodlands Fund II, L.P.	24	0.140
Sustainable Woodlands Partners , LLC	52	24.959
Salient MLP Total Return Fund, L.P.	11	0.007
Salient MLP Total Return TE Fund, L.P.	8	0.017
PMF Fund, L.P.	6	0.006
Total	$4,659

Equity in earnings from equity method investees is included in the consolidated statements of comprehensive loss under the caption “equity in earnings of unconsolidated affiliates, net.” These earnings recorded on the consolidated statements of comprehensive loss are net of expenses payable to Hightower for the Zarvona net fee revenues earned from funds during the year by the Salient Zarvona Energy Fund GP, LP, which is based on an agreement that was entered into during the sale of Salient Private Client in 2018. The amounts netted for the three and nine months ended September 30, 2022 were $0.1 million and $0.3 million. Amounts payable to Hightower has been shown as a payable on the balance sheet under the caption “Accounts payable and accrued liabilities” and the balance payable at September 30, 2022 was $1.1 million.
The Partnership evaluates its equity method investments for impairment whenever events or changes in circumstances indicate that the carrying amounts of such investments may not be recoverable. The amount by which the carrying value of the equity method investment exceeds its estimated fair value would be recognized as an impairment loss when the decrease in value is determined to be other-than-temporary.
9. FAIR VALUE MEASUREMENTS
ASC 820, Fair Value Measurements, defines fair value, establishes a framework for measuring fair value and requires disclosures regarding certain fair value measurements. ASC 820 establishes a three-tier hierarchy for measuring fair value, as follows:
•Level 1 – quoted market prices in active markets for identical assets
•Level 2 – inputs other than quoted prices that are directly or indirectly observable
•Level 3 – significant unobservable inputs where there is little or no market activity
The following table summarizes the values of our investments measured at fair value on a recurring basis within the fair value hierarchy as of the dates indicated (in thousands):

	Level 1	Level 2	Level 3	Total
As of September 30, 2022:
Money market funds (cash equivalents)	$2,523	$—	$—	$2,523
Investments marketable securities	$319	—	—	$319

10. DEBT
(a) Subordinated Debt
On January 15, 2010, the partners of Salient entered into a purchase and redemption agreement to sell 37.67% of their partnership interests in Salient and SCM for $65 million. As part of this transaction, under separate note agreements with affiliates of the equity investors, Salient raised additional capital through the issuance of $60 million in subordinated promissory notes (the "Sub Debt") which have since been amended for changes to financial covenant levels, reporting requirements, interest rates and to be consistent with certain provisions of Salient’s Senior Debt, as defined hereinafter.
The Sub Debt outstanding balance is due at maturity on December 31, 2022, subject to any prior acceleration based on the terms of the Sub Debt agreement. At September 30, 2022 the outstanding unpaid principal balance was $41.4 million with no accrued interest payable.
On April 4, 2022, and on May 25, 2022, the Subordinated Debt agreement was amended through the 13th and 14th amendment resulting in changes to dates related to Salient's performance of specific action items, extension of delivery of audited financial statements and extension of maturity date to February 25, 2023, subject to any prior acceleration based on the terms of the agreement.
(b) Senior Debt
On June 9, 2015, Salient entered into a six-year, $100 million senior term loan (the "Senior Debt") agreement with a syndicate of banks. The Senior Debt was issued at a discount and recorded at fair value in accordance with U.S. GAAP, at $98 million. The Senior Debt is secured against all tangible and intangible assets of Salient and its wholly-owned subsidiaries included as loan parties or restricted subsidiaries other than SCLP and FSL. Depending on the type of loan elected each interest period, the interest rate spread varies over the stated Eurocurrency, Fed Funds or US Prime rate applicable for such period.
The outstanding unpaid principal balance and accrued interest payable was $15.0 million and $1.9 million at September 30, 2022. The outside restructuring fee payable of $2.5 million was agreed to be paid upon consummation of a restructuring transaction and has been included as senior debt.
On February 7, 2022, April 4, 2022, and on May 25, 2022, the Senior Debt agreement was amended through the 12th, 13th and 14th amendment resulting in changes to dates related to Salient’s performance of specific action items, extension of delivery of audited financial statements and extension of maturity date to February 25, 2023, subject to any prior acceleration based on the terms of the agreement.
(c) Revolver
In conjunction with the Senior Debt agreement, the Partnership entered into a revolving loan facility (the "Revolver") agreement. Effective the ninth amendment entered into on June 30, 2020, Cadence agreed to keep a facility of $1 million for all credit extensions made on and after the ninth amendment. The Partnership could request up to $3 million but for additional credit in excess of $1 million, the Partnership would need to provide dollar for dollar credit support. The Revolver was secured against all tangible and intangible assets of Salient and its wholly owned subsidiaries included as loan parties or restricted subsidiaries other than SCLP and FSL. Depending on the type of loan elected each interest period, the interest was payable monthly or quarterly in arrears and the interest rate spread varied over the stated Eurocurrency, Fed Funds or US Prime rate applicable for such period.
The outstanding principal balance drawn on the Revolver was $4.0 million, and the Partnership had no undrawn outstanding letters of credit for its office leases as of September 30, 2022.
(d) Notes Payable
Salient has notes payable to former employees for the repurchase of their respective class B Units. Each note bears interest at 8% per annum and is payable over four years. Interest expense of $0.1 million and $0.2 million was recognized in the consolidated statements of comprehensive loss for the three and nine months ended September 30, 2022. The outstanding principal balances of $3.0 million plus accrued interest of $1.0 million are presented on the consolidated balance sheets under captions “Note payable, including accruedinterest” as of September 30, 2022.
(e) Small Business Association Loan
Salient received a Payroll Protection Program ("PPP") loan in 2021 totaling $1.9 million, established by the Coronavirus Aid, Relief, and Economic Security Act, and has elected to account for the funding as a loan (until it is forgiven by the SBA) in accordance with ASC Topic 470, Debt. The outstanding principal balance is $1.9 million at September 30, 2022, which is presented on the consolidated balance sheets under caption "SBA Loan, including accrued interest."
11. VARIABLE INTEREST ENTITIES
The Partnership consolidates certain entities, when it is determined that the Partnership is the primary beneficiary, either directly or indirectly, through a consolidated entity or affiliate. FASB ASC Standard 810-10, “Consolidation”, as it relates to VIEs, requires an analysis to (i) determine whether an entity in which the Partnership holds a variable interest is a VIE and (ii) determine whether the Partnership involvement, through holding interests directly or indirectly in the entity or contractually through other variable interests (e.g., incentive and management fees) would be expected to absorb a majority of the economic variability of the entity. Performance of that analysis requires the exercise of judgment.
The Partnership determines whether it is the primary beneficiary of a VIE at the time it becomes involved with a VIE and reconsiders that conclusion based on changes in events. In assessing whether the Partnership is the primary beneficiary, the Partnership, evaluates its economic interests in the VIE held directly or indirectly by the Partnership. The consolidation analysis under the current guidance can generally be performed qualitatively. However, if it is not readily apparent that the Partnership is not the primary beneficiary, a quantitative analysis would be necessary. Investments and redemptions (either by the Partnership, affiliates of the Partnership, or third-parties) or amendments to the governing documents of the respective Partnership or VIE could affect an entity’s status as a VIE or the determination of the primary beneficiary.
The Partnership has determined that it is the primary beneficiary of SALP, SESL, Forward, and SCLP and hence, consolidates these entities within the consolidated financial statements. The gross assets of these entities were $6.4 million as of September 30, 2022, which is the carrying amount of such financial assets in the consolidated balance sheets. As of September 30, 2022, the Partnership’s maximum exposure to loss is limited to the gross liabilities of $3.4 million, which is the direct obligations of these entities and are not obligations of Salient.
The Partnership’s maximum exposure to loss resulting from its involvement with these entities is based on the unlikely event that all the assets in these entities become worthless and the liabilities remain at full value.
12. RELATED PARTY TRANSACTIONS
Salient, through its subsidiaries, serves as advisor to various funds and subplacement agent pursuant to contracts in which it earns management or servicing fees. The total amount of revenues earned under such contracts was $4.9 million and $14.6 million for the three and nine months ended September 30, 2022.
The Sub Debt issued is held by affiliates of the equity investors. Refer to the Debt footnote for further details.
Broadmark Asset Management, LLC ("BAML"), a noncontrolled firm in which Salient holds an equity investment, serves as sub-advisor to the Salient Tactical Plus Fund and Salient Tactical Growth Fund for which it is paid a sub-advisor fee which is calculated daily and payable monthly or quarterly based on each fund’s average daily net assets. $0.6 million and $1.7 million was expensed for BAML subadvisor fees to these funds for the three and nine months ended September 30, 2022. BAML also serves as the subadvisor for some separately managed accounts ("SMA") and unified managed accounts ("UMA"). $0.7 million and $2.0 million was expensed for BAML sub-advisor fees to these SMAs and UMAs in the three and nine months ended September 30, 2022.
Salient entered into partnership agreements with Zarvona Energy, LLC to form Salient Zarvona Energy Fund GP, LP ("Zarvona GP") and its general partner, Salient Zarvona Energy GP, LLC. Zarvona GP, a Delaware limited partnership, is the general partner of the Salient Zarvona Energy Fund, L.P., Salient Zarvona Energy Fund II-A, L.P., Salient Zarvona Energy Fund II-B, L.P., and Chalk II-4 Co-Invest, L.P. (collectively, the "Zarvona Fund Complex") for which it also serves as the advisor and is entitled to a management fee pursuant to the investment management agreements. Salient has a noncontrolling equity interest in the Zarvona Fund Complex. Equity in earnings arising from the Zarvona Fund Complex are included in the consolidated statements of comprehensive loss under the caption “Equity in earnings of unconsolidated affiliates, net.”
Total equity in earnings of unconsolidated affiliates, net of payments to Hightower, included in the statements of comprehensive loss were $0.3 million and $0.9 million for the three and nine months ended September 30, 2022.
Pursuant to a services agreement entered into between Salient and SCM, service fee expense of $0.1 million was recorded in the consolidated statements of comprehensive loss for the nine months ended September 30, 2022.
The balances of receivables from and payables to related parties, investments in unconsolidated affiliates and other investments, for which Salient is the advisor, include the following as of September 30, 2022:

September 30, 2022
Invetment in unconsolidated affiliates	$4,659
Other investments	319
Receivable from funds, net	1,483
Receivable from (payable to) SCM	(4)
Notes and interest payable to former partners	4,004
Severance payable	7
Compensation payable to employees	633
Sub Debt and interest payable	41,414
13. SUBSEQUENT EVENTS
On November 18, 2022, Westwood Holdings Group, Inc. acquired Salient's asset management business for an upfront payment of $35 million subject to customary adjustments, with deferred payments of up to $25 million over several years, upon satisfaction of certain revenue retention and growth targets. In conjunction, Salient also released all liens in favor of the purchaser and received covenants not to sue. Each of the debt holders had previously agreed that the consummation of the sale transaction and distribution of the net proceeds from the sale constituted full and final satisfaction of the Partnership’s obligation to such debt holders.